Exhibit 10.21

AMENDMENT TO
MASTER AGREEMENT

THIS AMENDMENT TO MASTER AGREEMENT (“Amendment”) is made this 13th day of December, 2019 (the “Effective Date”) by and among SOTHERLY HOTELS LP, a Delaware limited partnership (“Owner”); SOTHERLY HOTELS INC., a Maryland corporation and general partner of the Owner (the “REIT”) (the Owner and REIT are hereinafter referred to as the “Company”); MHI HOSPITALITY TRS, LLC, a Delaware limited liability company (“Lessee”), NEWPORT HOSPITALITY GROUP, INC., a Virginia corporation (“Manager Parent”) and OUR TOWN HOSPITALITY, LLC, a Virginia limited liability company (“Our Town” or the “Manager” and collectively with the Company, Lessee and the Manager Parent, the “Parties”).  Capitalized terms used herein without definition shall have the same meaning as set forth in the Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into that certain Master Agreement dated September 6, 2019 (“Agreement”);

WHEREAS, the Parties desire to amend the Agreement to reflect certain changes to the ownership structure of Manager and to incorporate a new exhibit in the Agreement and substitute a new exhibit for an existing exhibit.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Owner, REIT, Lessee, Manager Parent and Manager hereby agree as follows:

1.Section 1a of the Agreement is hereby modified to read in its entirety as follows:

Manager Parent has formed Manager as a limited liability company under the laws of Virginia and is the sole member of Manager.  Manager Parent: (i) has properly treated Manager as an entity disregarded as separate from Manager Parent for U.S. federal income tax purposes since Manager’s formation, and (ii) following adoption of the Amended Operating Agreement (as hereinafter defined), Manager shall be classified as a partnership for U.S. federal tax purposes and will not file any elections to change its default classification of U.S. federal income tax purposes.  Manager has or will qualify to conduct business in each jurisdiction in which a Current Hotel is located and shall qualify in any additional jurisdictions in which an Additional Hotel is located or will form subsidiary limited liability companies to manage a Current Hotel or an Additional Hotel and will cause each such entity to qualify to conduct business in those jurisdictions in which a hotel managed by such entity is located.

2.Exhibit B attached hereto (the “Amended Operating Agreement”) shall be substituted for and shall supersede the Exhibit B attached to the Agreement which is no longer of any force or effect.

3.The attached Exhibit C shall be incorporated by this reference into the Agreement and shall constitute the Exhibit C referenced in Section 1d of the Agreement.

4.Except as otherwise provided herein, the Agreement and the related Exhibits remain in full force and effect.

5.This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without deference to conflicts of laws principals.

6.This Amendment may be executed in one or more counterparts and by different parties in separate counterparts.  All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise therein provided) when one or more counterparts have been signed by each Party and delivered to the other Party.

7.This Amendment may be transmitted for execution by facsimile or e-mail and, therefore, signatures transmitted by facsimile or e-mail shall be acceptable and binding.

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THIS Amendment is executed by the parties effective as of the date and year first above written.

SOTHERLY HOTELS LP,
a Delaware limited partnership

By:	SOTHERLY HOTELS INC., its General Partner,
a Maryland corporation

By:	/s/ David R. Folsom
Name:	David R. Folsom
Title:	President and COO

SOTHERLY HOTELS INC.,
a Maryland corporation

By:	/s/ David R. Folsom
Name:	David R. Folsom
Title:	President and COO

MHI HOSPITALITY TRS, LLC,
a Delaware limited liability company

By:	/s/ David R. Folsom
Name:	David R. Folsom
Title:	Manager

NEWPORT HOSPITALITY, INC.
a Virginia corporation

By:	/s/ Wayne West III
Name:	Wayne West III
Title:	President

OUR TOWN HOSPITALITY, LLC
a Virginia limited liability company

By:	WWIII MANAGER, LLC, its Manager

By:	/s/ Wayne West III
Name:	Wayne West III
Title:	Manager

EXHIBIT B

FORM OF AMENDED OPERATING AGREEMENT

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
OUR TOWN HOSPITALITY, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF OUR TOWN HOSPITALITY, LLC (this “Agreement”) is made and entered into as of the 1st day of January, 2020 (the “Effective Date”), by Newport Hospitality Group, Inc., a Virginia corporation (“Newport”) and AMS Family Partnership, R.L.L.L.P. (“AMS”) and DLE Holdings I, LLC, a Virginia limited liability company (“DLE” and each of Newport, AMS and DLE, a “Member” and together the “Members”) and Our Town Hospitality, LLC (the “Company”).

WHEREAS, the Company (formerly known as Newport NuCo, LLC) was formed as a limited liability company on July 3, 2019 pursuant to the provisions of the Virginia Limited Liability Company Act (the “Act”) by the filing of Articles of Organization (the “Articles”) with the State Corporation Commission of the Commonwealth of Virginia and the issuance by such commission of a certificate of organization relating to the Company and in connection with such actions Newport became the sole member of the Company;

WHEREAS, prior to the date hereof Newport, as the sole member of the Company, entered into a Limited Liability Company Agreement dated July 3, 2019 (the “Original Agreement”); and

WHEREAS, Newport desires to add AMS and DLE as Members and to amend and restate the Original Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

ARTICLE 1
ORGANIZATION

1.1Formation of the Company.  The Company has been organized as a Virginia limited liability company by the filing of the Articles under and pursuant to the Act.  The Company shall operate as a manager-managed limited liability company.

1.2Name.  The name of the Company is “Our Town Hospitality, LLC” and all Company business shall be conducted in that name or such other names that may be selected by the Board (as hereinafter defined) and that comply with applicable law.

1.3Principal Business Office.  The principal place of business of the Company shall be located at 4290 New Town Avenue, Williamsburg, Virginia 23188 or at such other location as may hereafter be determined by the Board.

1.4Registered Office; Registered Agent.  The registered office of the Company is David, Kamp & Frank, LLC, 739 Thimble Shoals Boulevard, Suite 105, Newport News, Virginia 23606 (the “Registered Office”).  The Company’s registered agent for service of process is Joshua M. David, Esq. (the “Registered Agent”).  The Board may change the Registered Office or Registered Agent from time to time as permitted under the Act provided that it has given the Members prior written notice thereof.

1.5Purpose.  The Company has been formed for the object and purpose of providing management services to entities involved with the hospitality industry including, without limitation, hotels, condominium hotels, restaurants and other like establishments and engaging in any related lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing; provided, however, in no event shall the Company take any action or engage in any activities that individually or collectively would be reasonably likely to result in the Company failing to qualify as an “eligible independent contractor” as defined in Section 856(d)(9) of the Internal Revenue Code.

1.6Term.  The Company commenced its existence on the effective date of the Articles and shall remain in existence unless and until it is dissolved in accordance with Article 9.

1.7No Partnership for State Law Purposes; Federal Tax Treatment.  The Members intend that the Company be respected as a limited liability company for all relevant purposes and the Company shall not be treated as or construed to be a partnership (including a limited partnership) or joint venture for purposes of the laws of any state, and no Member shall be treated as a partner or joint venturer of any other Member, for any purposes from and after the Effective Date, other than for purposes of applicable United States tax laws, and this Agreement may not be construed to suggest otherwise.  For federal income tax purposes, the Company will be classified as a partnership for U.S. federal income tax purposes as of the date hereof since the Company has more than one Member and has not filed any elections to change its default classification for U.S. federal tax purposes. If the Company becomes owned (or is considered to be owned) by a single Member for U.S. federal income tax purposes, the Company shall be disregarded as an entity separate from the sole Member under Section 301.7701‑3(b)(1)(ii) of the U.S. Treasury Regulations (as well as for any analogous state or local tax purposes), and the sole Member and the Company shall take all actions, if any, as is necessary for the Company to be treated as a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).

Article 2
MEMBER; MEMBERSHIP INTEREST

2.1Members.  Each of the Members shall be the members of the Company and subject to the limitations set forth herein, shall own and hold the membership interests in the Company, which interest shall include all entitlements to the income, gains, losses, deductions and distributions of the Company, as may be affected by the terms of this Agreement (“Membership Interest”) as reflected on Exhibit A attached hereto and incorporated herein.

2.2Admission of Additional Membership Interests.  One or more additional Members of the Company may be admitted with the written consent of holders of a majority of the Membership Interests subject to the prior approval of such additional member or members by the affirmative vote of a majority of the Board with at least one (1) of the Sotherly Directors (as hereinafter defined) voting in favor of approving such additional member.

2.3Expulsion.  No Member may be expelled from the Company.

2.4Limited Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

2.5Power to Bind the Company.  No Member (acting in its capacity as such) will have any authority to bind the Company to any contract or obligation to or with any third party with respect to any matter except pursuant to a resolution expressly authorizing such action (and authorizing such Member to bind the Company with respect to such action), which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to the terms of this Agreement.

2.6No Management Rights in the Members.  Except to the extent set forth in this Agreement or as required under the Act, the Members (in their capacity as such) will have no right, power or authority to take part in the management, control or operation of the Company or its business and will have no right, power or authority to (a) act for or on behalf of the Company, (b) make any expenditures or incur any obligations on behalf of the Company, or (c) vote or render consent on Company matters.  Any action required to be taken by Members pursuant to this Agreement or applicable law shall be determined by vote of Members holding a majority of the Membership Interests at a meeting of Members or by written action of such Members.

Article 3
CAPITAL CONTRIBUTIONS

3.1Capital Contribution.  Each Member has contributed assets with a value as set forth or described on Exhibit A as such Member’s capital contribution to the Company (the Member’s “Initial Capital Contribution”).  The Members may from time to time, but shall not be required to, make additional capital contributions to the Company in such form and amount as determined by holders of a majority of the Membership Interests provided any such capital contribution is approved in advance by the affirmative vote of a majority of the Board (each an “Additional Contribution” and together with the Member’s Initial Capital Contribution, the Member’s “Capital Contributions”).

3.2Return of Contributions.  No Member is entitled to the return of any part of its Capital Contributions or to be paid interest in respect of its Capital Contributions.  Unrepaid Capital Contributions of any Member will not be liabilities of the Company.

Article 4
ALLOCATIONS AND DISTRIBUTIONS

4.1Allocation of Profits and Losses as Partnership for U.S. Tax.  Except as otherwise provided in this paragraph pursuant to the regulatory requirements of U.S. Treasury Regulation Sections 1.704-1 and 1.704-2, and after adjusting for all of the Capital Contributions of the Members and distributions to each Member made during a Fiscal Year, net profits and net losses (as determined pursuant to U.S. Treasury Regulation Section 1.704-1) shall be allocated annually (and at such other times in which it is necessary to allocate net profits and net losses) by the Company in a manner such that, after such allocations have been made, the balance of each Member’s capital account (as determined pursuant to U.S. Treasury Regulation Sections 1.704-1) shall, to the extent possible, be equal to an amount that would be distributed to such Member if (a) the Company were to sell its assets for an amount of cash equal to the book value (as determined pursuant to U.S. Treasury Regulation Section 1.704-1(b)(2)(iv)(g)), (b) all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the book value of the assets securing such liability), (c) the Company were to distribute the proceeds of sale pursuant to Section 4.5, and (d) the Company were to dissolve pursuant to Article 9, minus the sum of (i) such Member’s share of partnership minimum gain as defined in U.S. Treasury Regulation Section 1.704-2(g)(1) or such Member’s “share of partner nonrecourse debt minimum gain” as defined in U.S. Treasury Regulation Section 1.704-2(i)(5)), and (ii) the amount, if any, that such Member is obligated (or deemed obligated) to contribute, in its capacity as a Member, to the Company, computed immediately prior to the hypothetical sale of assets.  Such allocations shall incorporate regulatory requirements in U.S. Treasury Regulation section 1.704-1(b)(2)(ii)(d)(3) (relating to a “qualified income offset” and limitations on the ability to allocate losses to a partner that would cause a deficit in their “adjusted capital account”) and U.S. Treasury Regulation section 1.704-2 (relating to allocations with respect to nonrecourse debt).

4.2Distributions.

(a)Quarterly Cash Distributions.  The Company shall make cash distributions to the Members within sixty (60) days of the end of each of the first three calendar quarters in a given calendar year (each a “Quarterly Distribution”) and within ninety (90) days of the end of each calendar year (the “Final Distribution”) commencing January 1, 2020.  Each Quarterly Distribution shall be paid to the Members in proportion to their Membership Interests and the aggregate Quarterly Distribution paid to the Members shall equal the actual year to date net operating income through the end of the immediately preceding calendar quarter (“Actual YTD NOI”) as reasonably determined by the Company and approved by the Board less the aggregate amount of all Quarterly Distributions made with respect to prior calendar quarters during such calendar year.  The Final Distribution shall be calculated based on the actual net operating income for such year (“Actual Annual NOI”) as reasonably determined by the Company and confirmed by Sotherly (as hereinafter defined in Section 5.1).  In the event the Board does not approve Actual YTD NOI as determined by the Company or in the event of a disagreement between the Company and Sotherly regarding the calculation of Actual Annual NOI for any calendar year, the disputed items giving rise to such disagreement shall be submitted by the Company to an independent auditor that has no relationship with the Company, any Member or Sotherly and such independent auditor shall make a determination regarding the correct calculation of such disputed items based on the reasonable accounting conventions adopted by the Company and consistently applied for the period in question.  Such determination will be final and binding on the Company and each Member.  In the event Actual Annual NOI as so determined is greater than the aggregate amount distributed in such year to the Members in the Quarterly Distributions (the “Aggregate Quarterly Distributions”), the Final Distribution shall equal the difference between Actual Annual NOI and the Aggregate Quarterly Distributions.  In the event Actual Annual NOI is less than the Aggregate Quarterly Distributions, the Final Distribution shall be zero and the difference between the Actual Annual NOI and the Aggregate Quarterly Distributions shall be repaid by the Members to the Company with each Member paying a pro rata portion of such difference based on its Membership Interest.  Any such repayment shall not be treated as part of a Member’s Capital Contribution.  For purposes of calculating Actual YTD NOI and Actual Annual NOI for any applicable period, net operating income shall be reduced by all amounts paid by the Company in respect of indebtedness for borrowed money.  The Board, in its reasonable discretion, may increase or decrease distributions that otherwise may be payable pursuant to this Section 4.2(a) as appropriate to reflect adjustments made to Actual Annual NOI for prior calendar years.

Notwithstanding the foregoing, the Members shall receive a minimum annual aggregate distribution for calendar year 2021 and each calendar year thereafter of $250,000.

(b)Tax Distributions.  To the extent that the amount distributed to (or withheld on behalf of) any Member in respect of a fiscal year of the Company (other than in a year of liquidation) is less than such Member’s Assumed Tax Liability (as defined under this Section 4.2(b), the Company shall distribute cash equal to such shortfall to such Member, at such times as to permit such Member to timely satisfy estimated tax or other tax payment requirements.  Each Member’s “Assumed Tax Liability” shall equal the expected aggregate federal, state, and local tax liability, of such Member attributable to items of income, gain, loss, and deduction allocated to such Member for income tax purposes (excluding allocations under U.S. Internal Revenue Code  section 704(c), assuming the highest marginal income tax rates (including U.S. Internal Revenue

Code section 1411) applicable to any Member (with the state of residence of a Member that is a “flow through” entity for tax purposes determined to be the state or states of residence of any direct or indirect owner of the entity who is responsible for paying taxes on such income), taking into account the character of the relevant income or loss to such Member and the deductibility, if any, of any state or local tax in computing any state or federal tax liability.  Any amounts paid to Members pursuant to this Section 4.2(b) under this Section 4.2(b) shall be treated as advances on distributions otherwise payable under this Agreement.  Amounts to be distributed to the Members are to always be limited to cash or funds available for distribution, as the Board determines in its discretion considering the reasonable business needs and obligations of the Company, with any shortfall prorated according to each Member’s relative Assumed Tax Liability for such fiscal year.

Article 5
MANAGEMENT

5.1The Board of Directors.  Except for situations in which the approval of the Members is required by this Agreement or by non-waivable provisions of applicable law (including the Act), the right to manage, control and conduct the business and affairs of the Company and to take any and all actions on behalf of the Company shall be vested completely and exclusively in the Board of Directors of the Company (the “Board”) which shall serve as the manager of the Company. The Board shall consist of five (5) members (each a “Director” and collectively the “Directors”).  The initial Directors who shall serve on the Board from the Effective Date will be Wayne West III and Michael L. Pleninger (the “Member Directors”) and Drew Sims and David Folsom (the “Sotherly Directors”) and a fifth director who shall be an independent director (the “Independent Director”).  David Beatty will be the initial Independent Director.  The Members holding a majority of the Membership Interests will have the continuing and irrevocable right to appoint, remove and replace either or both of the Member Directors.  Sotherly Hotels Inc. or its designated affiliate (“Sotherly”) shall have the continuing and irrevocable right to appoint successor Sotherly Directors upon the death or disability or earlier resignation from the Board of a Sotherly Director.  In the event of the death, disability or earlier resignation of David Beatty (or his duly appointed successor), the remaining four (4) Directors shall by majority vote select a fifth Director who shall not be an employee, member or director of any Member or Sotherly.  In the event the Board is unable to reach a majority vote on a potential successor to the Independent Director, the Sotherly Directors shall have the right to determine the outcome and to cast the deciding vote on such successor and their decision will be final and binding on the Company and the Members.  A Director need not be a Member or a resident of the Commonwealth of Virginia.

5.2Authority of Board.  Except as expressly limited in this Agreement, the Board shall have all of the rights, authority and powers relating to the management of the Company, its business and its assets.  The Board shall have exclusive responsibility for conducting the business and operations of the Company and no Member in its capacity as a member shall take part in the management of the affairs of the Company or control the Company business.  The delegation of all management authority to the Board shall be irrevocable.  Notwithstanding the foregoing, the consent of Members holding a majority of the Membership Interests shall be required as a condition to the Company taking any of the following actions:  (i) except as required by a Management Agreement (as hereinafter defined) or in a lease or sublease of office space or a loan or line of credit extended by Sotherly or an affiliate, paying a fee or other payment to Sotherly or any of its affiliates or their officers, directors or employees; provided nothing in this clause (i) shall condition the making of a  pro rata distribution to the Members on the approval of the Members; (ii) directing an expenditure that is not in furtherance of the purpose of the Company as described in Section 1.5 hereof; (iii) agreeing to pay above-market rent or other rental fees or charges to Sotherly or any of its affiliates or prepaying more than one month in advance any rent or rental fees or charges to Sotherly or any of its affiliates and (iv) with respect to any Management Agreement, agree to any deviation from the management fee structure provided for in the Master Agreement among the Company, Newport and Sotherly.  For purposes of this Agreement, a “Management Agreement” shall refer to an agreement entered into by the Company and a direct or indirect subsidiary or affiliate of Sotherly for purposes of managing or operating a lodging facility or similar hospitality venue.

5.3Approval or Ratification of Acts or Contracts by Board.  The Board in its discretion may approve or ratify any act or contract and such act or contract shall be valid and binding upon the Company.

5.4Resignation.  Any Director may resign at any time by notice given in writing or by electronic transmission to the Company.  Such resignation shall take effect at the date of receipt of such notice by the Company or at such later time as is therein specified.

5.5Fees and Expenses.  The Independent Director shall receive fees and expenses relating to his or her service on the Board based on prevailing market rates.  The Member Directors and the Sotherly Directors will not be entitled to receive any fees or expenses related to their service on the Board.

5.6Regular Meetings.  Regular meetings of the Board may be held without notice at such times and at such places as may be determined from time to time by the Board.

5.7Special Meetings.  Special meetings of the Board may be held at such times and at such places as may be determined by a Director on at least 24 hours’ notice to each other Director given by one of the means specified in Section 5.9 hereof other than by mail or on at least three (3) days’ notice if given by mail.  Special meetings may also be called by the President in like manner and on like notice on the written request of any Director.

5.8Telephone Meetings.  Board meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard.  Participation by a Director in a meeting pursuant to this Section 5.8 shall constitute presence in person at such meeting.

5.9Notice.  Subject to Section 5.7 and Section 5.10 hereof, whenever notice is required to be given to any Director such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such Director at such Director’s address as it appears on the records of the Company, facsimile, e-mail or by other means of electronic transmission.

5.10Waiver of Notice.  Whenever notice to Directors is required, a waiver thereof, in writing signed by, or by electronic transmission by, the Director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice.  Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special Board meeting need be specified in a waiver notice.

5.11Organization.  At each meeting of the Board, a Director selected by the Board shall preside.  The Board may adopt such procedural rules as it deems necessary and appropriate.

5.12Action By Majority Vote.  Except as otherwise expressly required by this Agreement or by the Act, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.  A quorum will be present at any meeting of the Board if three (3) or more Directors are present (either in person or telephonically) and participating in the meeting.

5.13Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all of the Directors consent thereto in writing or by electronic transmission.

5.14Other Competing Business.  Notwithstanding anything else to the contrary contained in or inferable from this Agreement, the Act or any other statute or principle of law, neither any Member nor any Director or any affiliate of a Member or a Director shall be prohibited or restricted in any way from investing in or conducting, either directly or indirectly, and may invest in and/or conduct, either directly or indirectly, businesses of any nature whatsoever, including the ownership and operation of businesses similar to, competitive with or in the same geographical area as those held by the Company.  Any investment in or conduct of any such businesses by a Member, a Director or any affiliate shall not give rise to any claim for an accounting by the Company or a Member or any right to claim any interest therein or the profits therefrom or damages in respect thereof.

5.15Indemnification.  To the fullest extent permitted by applicable law (including the Act), each Director and Officer (as hereinafter defined) shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Director or Officer by reason of any act or omission performed or omitted by such Director or Officer in good faith on behalf of the Company.  In addition, the Company shall indemnify each Member against any direct, out-of-pocket damages incurred as a result of any act or omission by the Company or its Officers or Directors provided that such damages shall not include indirect, consequential or punitive damages or damages calculated on the basis of any depreciation in the economic value of a Member’s Membership Interest.  Without limiting the foregoing, any indemnity under this Section 5.15 shall be provided out of and to the extent of Company assets only, and in no event shall any Member have personal liability on account thereof.

5.16Exculpation.  To the fullest extent permitted by applicable law, no Director or Officer will have any duty (fiduciary or otherwise), at law or in equity, to the Company or any Member except as expressly set forth in this Agreement and as provided in the Act.  No Director or Officer will be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability arises in contract, tort or otherwise, or for any losses of the Company, solely by reason of being a Director or Officer of the Company.  To the fullest extent permitted by applicable law, no Director or Officer will be liable to the Company, any Member, or any other Director or Officer by reason of the actions or omissions of such Person in the conduct of the business of the Company except for any liabilities arising out of such Person’s fraud, gross negligence, willful misconduct, willful breach of this Agreement or knowing violation of law.

5.17Waiver of Corporate Opportunity.  To the fullest extent permitted by applicable law (including the Act) and without limiting the generality of the obligations of the Company under this Agreement, the doctrine of corporate opportunity, or any other analogous doctrine, will not apply with respect to the Company, the Board or any Member, and, except as contemplated by this Agreement, neither any Member nor any Director, will have any obligation to refrain from (a) doing business with any client or customer of the Company or (b) employing or otherwise engaging a former Officer or employee of the Company; and neither the Company nor any Member will have any right by virtue of this Agreement in or to, or to be offered any opportunity to participate or invest in, any venture engaged or to be engaged in by a Director or an affiliate of a Director or will have any right by virtue of this Agreement in or to any income or profits derived therefrom.

5.18Standards of Conduct; Conflicts of Interest.

(a)Each Director (other than the Independent Director) will be deemed to be acting at all times solely as the representative of the entity designating such Director, and, except as expressly required under the Act or this Agreement, no such Director will be deemed to have any fiduciary or other duties or obligations to the Company or to a Member other than the entity designating such Director.  The foregoing provision shall not relieve any Director from its duty to act in good faith.

(b)Each Director and Officer will be fully protected and will have no liability for relying in good faith on (i) the provisions of this Agreement, (ii) the records of the Company, (iii) information, opinions, reports or statements presented by a Member, an Officer or employee of the Company, (iv) professionals or advisors to the Company, or by any other Person as to matters the Director or Officer reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company.  No Director or Officer is responsible for or will have liability for any loss or damage due to the fraud, bad faith, willful misconduct or negligence, whether of omission or commission, of any experts, professionals, independent contractors, employees or other agents of the Company unless the Director or Officer engaged in gross negligence, fraud or intentional misconduct in connection with the foregoing Persons.

Article 6
OFFICERS

6.1Position and Election.  The officers of the Company  (each an “Officer”) shall be elected by the Board and shall include a President, a Chief Operating Officer, a Director of Finance, a Senior Vice President of Sales and Marketing, a Vice President of Operations and a Senior Vice President of Human Resources and Personnel.  The Board, in its discretion, may also elect a Chairman (who must be a Director), one or more Vice Chairman (who must be Directors) and one or more additional officers.  Any two or more offices may be held by the same person.

6.2Term.  Each Officer of the Company shall hold office until such Officer’s successor is elected and qualified or until such Officer’s earlier death, resignation or removal.  Any Officer elected or appointed by the Board may be removed by the Board at any time with or without cause by the majority vote of the Directors then in office.  The removal of an Officer shall be without prejudice to his or her contract rights, if any.  The election or appointment of an Officer shall not of itself create contract rights.  Any Officer of the Company may resign at any time by giving written notice of his or her resignation to the President or the Board.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Should any vacancy occur among the Officers, the position shall be filled by appointment made by the Board.

6.3The President.  The President, who shall also hold the title of chief executive officer of the Company, shall have general supervision over the business of the Company and other duties incident to the office of President, and any other duties as may be from time to time assigned to the President by the Board and subject to the control of and oversight by the Board in each case.

6.4Chief Operating Officer.  The Chief Operating Officer shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board or the President which shall include the day to day operations of the Company and the management of the hotels owned by Sotherly.

6.5Senior Vice President of Sales and Marketing.  The Senior Vice President of Sales and Marketing shall be responsible for developing, implementing, monitoring and, as necessary and appropriate or as directed by the President, the Chief Operating Officer or the Board, amending the sales and marketing plan and activities of the Company.

6.6Director of Finance.  The Director of Finance shall have the custody of the corporate funds and securities, except as otherwise provided by the Board, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board.  The Director of Finance shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Director of Finance and of the financial condition of the Company.

6.7Vice President of Operations.  The Vice President of Operations shall have responsibility for managing and overseeing the general managers of each hotel managed by the Company and such other responsibilities as determined from time to time by the President or Chief Operating Officer or as otherwise directed by the Board.

6.8Senior Vice President of Human Resources and Personnel.  The Senior Vice President of Human Resources and Personnel shall be responsible for all employment related issues arising in connection with the activities of the Company including developing, implementing and administering benefits programs for the employees of the Company which shall each be subject to Board approval.

Article 7
FISCAL MATTERS

7.1Fiscal Year.  The fiscal year of the Company shall be the calendar year end or such other period as is required under the U.S. Internal Revenue Code.

7.2Accounts.  The Company may establish one or more separate bank and investment accounts and arrangements for the Company.

7.3Books and Records.  The Company shall keep correct and complete books and records of account at the principal office of the Company.  The books and records shall be maintained with respect to accounting matters in accordance with sound accounting practices.

7.4Tax Matters.

(a)Tax Representative.  The Company, with the approval of the Board, shall designate a “Partnership Representative,” and if necessary, a “Designated Individual” (as such terms are defined under U.S. Internal Revenue Code Section 6223 and to be referred to herein as the “Tax Representative”) and may remove, replace, or revoke such designation, or require such Tax Representative to resign. The Tax Representative, if appointed, shall have all of the rights, duties, powers, and obligations reasonably needed to perform their duties and obligations associated with their role including making tax elections, gathering and providing information to the Members, the U.S. Internal Revenue Service, and any other U.S. federal, state, local or non-U.S. tax authority, and fairly apportioning audit adjustments among the Members; provided, however, that all actions of the Tax Representative shall be subject to approval of the Board. The Members agree to cooperate in good faith to timely provide information reasonably requested by the Tax Representative. Any direct or indirect costs and expenses incurred by the Tax Representative, acting in its capacity as such, shall be deemed costs and expenses of the Company and shall be reimbursed by the Company.

(b)Tax Elections. The Tax Representative, with the consent of the Board, shall have the authority to make all Company elections permitted under the U.S. Internal Revenue Code (or any other applicable tax law), including, without limitation, elections of methods of depreciation and an election under U.S. Internal Revenue Code Section 754. Specifically, in the event the Company is liable for any imputed underpayment with respect to items of Company income, gain, loss, deduction or credit, the Tax Representative may, if approved by the Board, cause the Company to make the election under Section 6226 of the U.S. Internal Revenue Code in the manner provided by the Internal Revenue Service.

(c)Withholding Taxes. The Company shall be permitted to withhold any amount required under U.S. federal law or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Members, and pay such withheld amounts over to any federal, state and local government or any foreign government. All amounts withheld pursuant to the foregoing shall be treated as amounts paid or distributed to the Members for all purposes under this Agreement, including payments or distributions to be made to the Members under Section 4.2 or Article 9. To the extent withholdings exceed distributions or payment otherwise to be made to a Member, such shortfall shall be treated as an interest-free loan to such Member.

(d)Income Tax Information. Within ninety (90) days after the end of each fiscal year or as soon as reasonably practicable thereafter, the Company shall prepare and send, or cause to be prepared and sent, to each person who was a Member at any time during such fiscal year copies of such information as may be required for income tax reporting purposes, including (i) copies of Schedule K-1 or any successor schedule or form, for such person, (ii) such other information as a Member may reasonably request for the purpose of applying for refunds of any withholding taxes and (iii) any additional information as may be reasonably requested by a Member, provided that such information is known and tracked by the Company.

(e)Continuing Application of Tax Provisions.  The provisions contained in this Section 7.4 shall survive the dissolution of the Company and the withdrawal of any Member or the transfer of any Member’s interest in the Company.

Article 8
TRANSFERS

8.1Transfer of Membership Interest.  No Member may at any time sell, transfer, assign or otherwise dispose of all or any part its Membership Interest without the prior approval of a majority of the Directors including at least one of the Sotherly Directors. Notwithstanding the foregoing, a Member who is an individual may transfer all or any portion of his Membership Interest to a trust, family partnership or similar vehicle provided all of the beneficial owners or beneficiaries of such vehicle are members of the immediate family of such Member or their lineal descendants.  If a Member transfers all or any portion of his or its Membership Interest pursuant to this Section 8.1, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement.  Such admission shall be deemed effective immediately prior to the transfer, and immediately following such admission, the transferor Member shall cease to be a Member of the Company.

Article 9
DISSOLUTION, WINDING‑UP AND TERMINATION

9.1Dissolution.  The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events:

(a)the written consent of the Members and approval of the Board, including at least one of the Sotherly Directors;

(b)entry of a decree of judicial dissolution of the Company under the Act; or

(c)the termination or expiration of all Management Agreements between the Company and Sotherly or an affiliate of Sotherly.

9.2Winding-Up and Termination.

(a)On the occurrence of an event described in Section 9.1, the Board shall designate an individual or entity to wind-up the affairs of the Company and act as liquidator.  Until distribution of all remaining assets, the Board and the Officers shall continue to operate the Company business.  The costs of winding-up shall be borne as a Company expense.

(b)Any assets of the Company remaining at the conclusion of the winding-up process shall be distributed to the Members in proportion to each Member’s Membership Interest.  All distributions in kind to the Members shall be made subject to the liability for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination.  The distribution of cash and/or property to the Members in accordance with the provisions of this Section 9.2(b) constitutes a complete return of each Member’s Capital Contributions and a complete distribution to each Member of their Membership Interest and all the Company’s property and constitutes a compromise to which each Member consents.

(c)On completion of such final distribution, the liquidator shall file Articles of Cancellation with the Virginia State Corporation Commission, cancel any other filings made by the Company, and take such other actions as may be necessary to terminate the existence of the Company.

Article 10
GENERAL PROVISIONS

10.1Amendments to Articles and Agreement.  Notwithstanding any other provision of this Agreement or the Articles, an amendment or restatement of either the Articles or this Agreement may be adopted by the Company only with both the written consent of the Members and the approval of the Board, including at least one of the Sotherly Directors.

10.2Binding Effect.  This Agreement is binding on and shall inure to the benefit of the Members and their permitted successors and assigns.

10.3Governing Law; Severability.  This Agreement is governed by and shall be construed in accordance with the laws of the Commonwealth of Virginia (excluding its conflict of laws rules).  If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by applicable law.

10.4Construction.  Unless the context requires otherwise:  (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) the word “including” means “including, without limitation,”; and (c) references to Sections refer to Sections of this Agreement.

10.5Further Assurances.  In connection with the performance of this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

10.6Third Party Beneficiary.  Each Member and the Company acknowledge and agree that Sotherly is entitled to exercise certain rights hereunder notwithstanding that it is not a member of the Company or a signatory hereto, but shall nonetheless be entitled to exercise the rights expressly set forth herein as a third party beneficiary.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned executed this Agreement as of the Effective Date.

MEMBERS:

NEWPORT HOSPITALITY GROUP, INC.,
a Virginia corporation

By:
Name:
Its:

AMS FAMILY PARTNERSHIP, R.L.L.L.P.,
a Virginia registered limited liability limited partnership

By:
Name:	Andrew M. Sims
Its:	General Partner

DLE Holdings I, LLC,
a Virginia limited liability company

By:
Name:	David R. Folsom
Its:	Manager

OUR TOWN HOSPITALITY, LLC,
a Virginia limited liability company

By:	WWIII MANAGER, LLC, its Manager

By:
Name:
Its:

[Signature Page]

EXHIBIT A

LIST OF MEMBER, CAPITAL CONTRIBUTIONS AND MEMBERSHIP INTERESTS OF
OUR TOWN HOSPITALITY, LLC

Member Name and Address	Capital Contribution	Membership Interest
Newport Hospitality Group, Inc. 4290 New Town Avenue Williamsburg, VA 23188	US$780.00	78.0%
AMS Family Partnership, R.L.L.L.P	US$195.00	19.5%
DLE Holdings I, LLC	US$25.00	2.5%

EXHIBIT C

REQUIRED ASSETS

1.	Executive Office Furniture including desks, chairs and storage (6)
2.	Board Table (1)
3.	Board Chairs (12)
4.	Workstations and chairs (8)
5.	Personal Computers (14)
6.	Office Telephones (14)
7.	Copier (1) – Leased
8.	Television (1)
9.	Minifridge (1)
10.	Microwave (1)
11.	Modem (1)
12.	Routers (4)
13.	Miscrosoft 365 License
14.	Great Plains Accounting License
15.	ProfitSword License
16.	Delphi License
17.	Paylocity License
18.	Papersave License
19.	MyCOI License
20.	Avendra/BuyEfficient License